UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2010
OMEROS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1420 Fifth Avenue, Suite 2600
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 676-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The 2010 Annual Meeting of Shareholders of Omeros Corporation was held on May 28, 2010. Shareholders of record at the close of business on April 5, 2010 were entitled to vote up to 21,316,189 shares of common stock at the annual meeting. A total of 13,803,920 (64.8%) shares were represented at the annual meeting in person or by proxy. The following is a brief description of each matter voted upon at the annual meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter:
(1) The election of the following three Class I directors, each to serve until the 2013 Annual Meeting of Shareholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal:

	For	Withheld	Broker Non-Votes
Ray Aspiri	10,113,608	566,501	3,123,811
Daniel K. Spiegelman	10,356,555	323,554	3,123,811
Jean-Philippe Tripet	10,624,476	55,633	3,123,811
(2) The ratification of the appointment of Ernst & Young LLP as Omeros’ independent registered public accounting firm for the fiscal year ending December 31, 2010:

For	Against	Abstain	Broker Non-Votes
13,539,732	130,916	133,272	0
As a result of the foregoing votes, both of the matters described above were approved.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION
By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and Chairman of the Board of Directors

Date: June 2, 2010